                                                                      Exhibit 11

                          CALIFORNIA CULINARY ACADEMY, INC.
                           STATEMENT RE: EARNINGS PER SHARE




                                                                     Year Ended June 30,
                                                                     -------------------
                                                             1997                          1996
                                                             ----                          ----
                                                   Primary      Fully Diluted    Primary      Fully Diluted
                                                  ---------     -------------   ---------     -------------
Net earnings (loss)                                $160,000          $160,000   $(999,000)        $(999,000)
                                                  ---------     -------------   ---------     -------------
Weighted average common shares outstanding:
Common shares                                     3,308,394         3,308,394   3,114,732         3,114,732

Common equivalent shares:
Stock options and warrants*                          93,666            93,666
Convertible Preferred shares                        254,541           254,541
                                                  ---------     -------------   ---------     -------------

Weighted average common and common
equivalent shares outstanding                     3,656,601         3,656,601   3,114,732         3,114,732
                                                  ---------     -------------   ---------     -------------
                                                  ---------     -------------   ---------     -------------
Earnings (loss) per share                             $0.04             $0.04      $(0.32)           $(0.32)
                                                  ---------     -------------   ---------     -------------
                                                  ---------     -------------   ---------     -------------



* For the year ended June 30, 1996 all common stock equivalents were anti-dilutive.


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